                                   EXHIBIT 5
                                   AGREEMENT

         This ("Agreement") is made and entered into as of December 1, 1999, by and between WILLIAM M. RYCHEL ("Rychel") and MARTYN L. COOPER ("Cooper").

         WHEREAS, Cooper has, on the date hereof, sold to Rychel the number of shares of the Class A Common Stock, $.001 par value ("Class A Stock") of Tekgraf, Inc. (the "Corporation") and of the Class B Common Stock, $.001 par value ("Class B Stock") of the Corporation set forth on Exhibit A hereto (the "Transferred Shares"), at a per share selling price of $2.10;

         Whereas, Cooper is also the owner of the number of shares of Class A Stock and Class B Stock set forth on Exhibit B hereto (the "Delayed Shares");

         Whereas, Cooper would have transferred the Delayed Shares to Rychel on the date hereof however the Delayed Shares are subject to certain escrow arrangements under a Pledge, Security and Escrow Agreement dated June 2, 1997 (the "Escrow"), between Cooper and the Corporation;

         Whereas, Cooper desires that Rychel purchase beneficial ownership of the Delayed Shares upon the terms and conditions set forth herein with actual transfer of the certificates therefor to occur upon such Delayed Shares being released from the Escrow pursuant to the terms thereof;

         Whereas, Cooper is also the owner of the number of shares of Class A Stock and Class B Stock set forth on Exhibit C hereto (such shares, together with the Delayed Shares, are herein called the "Retained Shares") which will be retained by Cooper after the date hereof,

         Whereas, Cooper acknowledges that it is a condition precedent to Rychel's purchase of the Transferred Shares was Cooper's entering into the voting agreements with Rychel set forth herein and to granting Rychel the irrevocable proxy contemplated hereby;

         THEREFORE, in consideration of the benefits accruing to each of the parties hereto as a result of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.       Delayed Purchase.

   1.1 Purchase of Delayed Shares. Rychel hereby agrees to purchase and Cooper agrees to sell the Delayed Shares at a price of $2.75 per share (such amount to be appropriately adjusted in the event of any future stock split, stock combination, stock dividend, or similar event) for a total purchase price of $152,900 (the "Delayed Purchase"). It is understood that the purchase price will be appropriately adjusted in the event that less than all of the Delayed Shares are released from the Escrow. As a down payment, Rychel has, on the date hereof, paid to Cooper $.50 per Delayed Share, for a total nonrefundable installment payment of $ 27,800 (which is to be credited against the purchase price).


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

         1.2 Completion of Purchase. At any time within 60 days of written notification from Cooper or the Corporation that the Delayed Shares have been released from the Escrow, Rychel shall give Cooper written notice of the date (the "Closing") for the completion of the purchase of the Delayed Shares, which date must be reasonably satisfactory to Cooper.

         1.3 Payment and Delivery of Certificate(s). In connection with the Closing, (a) Rychel will pay the aggregate purchase price for the Delayed Shares to Cooper by delivery of a certified or bank cashier's check payable to the order of Cooper (less the $.50/share down payment), and (b) Cooper will deliver to Rychel, free and clear of any encumbrance whatsoever, a certificate or certificates representing the Delayed Shares as well as a properly executed blank stock power therefor.

         1.4 Failure to Close. Should the Delayed Shares not be released from Escrow by December 1, 2000, or should they be released from Escrow prior to such date but Rychel fails to timely deliver the notice to complete the purchase of the Delayed Shares as set forth in Section 1.2 above, then the purchase of the Delayed Shares shall be cancelled and of no further force or effect, Cooper shall retain the Delayed Shares and the $.50/share down payment, and Rychel will have no liability or obligation to Cooper relative to the Delayed Shares or for his (Rychel's) election to not cause the completion of the transfer of the Delayed Shares.

2.       Agreement to Vote Shares.

         2.1      Agreement To Vote Shares.

                  (a) At every meeting of the shareholders of the Corporation and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Corporation, Cooper shall cause Cooper's Retained Shares to be voted, or such action to be taken or approval given, in favor of every matter recommended by the Corporation's Board of Directors (including any amendment to the Corporation's Articles of Incorporation).

                  (b) Cooper also agrees to vote the Retained Shares against, and refrain from taking any other action with respect to, any proposal to any of the shareholders of the Corporation which if approved could prevent or delay the implementation of any recommendation of the Corporation's Board of Directors.

         2.2 Additional Securities. Cooper agrees that any securities that Cooper purchases or receives, or with respect to which Cooper otherwise acquires ownership (beneficial or otherwise) after the execution of this Agreement by reason of or on account of their ownership of the Retained Shares, including any securities of a corporation that survives a merger with the Corporation or to which substantially all of the Corporation's assets are transferred, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Retained Shares.

3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Cooper agrees to deliver to Rychel a proxy, substantially in the form attached hereto as Exhibit D (the "Proxy"), appointing Rychel as an attorney-in-fact and proxy of Cooper with respect to the Retained Shares, which Proxy shall be irrevocable to the fullest extent permitted by law. If the Proxy becomes ineffective for any reason, Cooper shall immediately execute a substitute proxy that is effective, and during any period that the Proxy is not in effect, Cooper agrees to attend all meetings of shareholders, and to vote


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

Cooper's Retained Shares and take all other actions as provided in Section 2 hereof. A copy of the executed Proxy shall be submitted to the Corporation.


4. Agreement to Vote Shares and Proxy Termination. The obligations of Cooper under Section 2 hereof and the Proxy shall terminate and shall have no further force or effect as of the earlier to occur of (i) an agreement of the parties that the same shall terminate, or (ii) December 1, 2000.

5. Representations and Warranties of Cooper. Cooper represents and warrants (which representations and warranties survive closing) that Cooper (i) was the owner (beneficial or otherwise) of the Transferred Shares prior to the purchase of the Transferred Shares by Rychel, and that the Transferred Shares were transferred to Rychel, and, the Delayed Shares if transferred to Rychel, will be transferred free and clear of any liens, encumbrances or security interests of any kind; (ii) is the owner (beneficial or otherwise) of the Delayed Shares and the Retained Shares, which as of the date hereof are free and clear of any liens, encumbrances or security interests of any kind (other than the Escrow); (iii) does not own (beneficially or otherwise) any shares of capital stock of the Corporation other than the Retained Shares; and (iv) has absolute and unrestricted power, capacity and authority to make enter into and perform the obligations imposed pursuant to the terms of this Agreement.

6. Representations and Warranties of Rychel. Rychel represents and warrants (which representations and warranties survive closing) that Rychel (i) purchased the Transferred Shares for his own account for investment purposes only and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended; (ii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

7. Releases By Cooper and Rychel. Other than the representations set forth in Section 6, Cooper hereby releases, acquits and forever discharges Rychel and the Corporation, and each of the Corporation's parents, subsidiaries, affiliates, successors, assigns, shareholders, directors, officers, employees, agents, representatives and attorneys from any and all claims, of any kind or nature whatsoever, known or unknown, foreseen or unforeseen, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, which exist as of or after the date hereof (other than a failure of Rychel to pay for the Delayed Shares), based on or arising from the Transferred Shares, the Delayed Purchase, the Delayed Shares, the Retained Shares, the voting agreements set forth herein, the Proxy or Cooper's ownership of any of the Corporation's securities; provided, however, notwithstanding the foregoing, Cooper is not releasing any person or party as to (i) any right of indemnification for claims made by third parties that Cooper may have under Georgia law, the Corporation's Articles of Incorporation or Bylaws, or pursuant to that certain Indemnification Agreement dated July 19, 1999 between the Corporation and Cooper, to the extent resulting from Cooper's current or former capacities as an employee, officer, director, agent or fiduciary of the Corporation or its predecessor corporations, or (ii) any claims against the Corporation that exist as of the date hereof, but are unknown to Cooper, or that arise after the date hereof, based on a transaction where shares of any class of the Corporation then held by Cooper are treated differently by the Corporation in such transaction than shares of that same class then held by all other shareholders of the Corporation. Other than the representations set forth in Section 5, Rychel hereby releases, acquits and forever discharges Cooper and Cooper's successors, assigns, agents, and attorneys from any and all claims, of any kind or nature whatsoever, known or unknown, foreseen or unforeseen, matured or unmatured, developed or undeveloped, discoverable or undiscoverable, which exist as of or after the


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

date hereof (other than a failure by Cooper to deliver the Delayed Shares as required hereunder), based on or arising from the Transferred Shares, the Delayed Purchase, the Delayed Shares, the Retained Shares, the voting agreements set forth herein or the Proxy.

8. Additional Documents. Cooper hereby covenants and agrees to execute and deliver any additional documents necessary to carry out the intent of this Agreement.

9.       Miscellaneous.

         9.1 Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement and/or the Proxy, as the case may be, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of Cooper may be assigned by Cooper without the prior written consent of Rychel (it being understood that Rychel may in his discretion assign any and all of his rights, interests and/or obligations under this Agreement). Cooper further agrees not to transfer any Retained Shares now owned or hereafter acquired by Cooper unless the transferee thereof agrees in writing to be bound by the terms of this Agreement. Except as otherwise specifically provided herein, any attempted assignment of Retained Shares by Cooper without such an agreement by the intended transferee shall be null and void.

         9.3 Merger or Sale of Assets. Upon the merger of the Corporation or the transfer of substantially all of the assets of the Corporation (the surviving entity of such a merger or the transferee of such assets, as applicable, being hereinafter referred to as the "Surviving Entity"), this Agreement shall continue in full force and effect with respect to the Surviving Entity and all securities of the Surviving Entity acquired by Cooper. If requested by Rychel, Cooper will execute a new shareholder voting agreement and irrevocable proxy with respect to the securities of the Surviving Entity (as prepared by Rychel on substantially the same terms and for the same purposes as this Agreement), although the execution of such an agreement or proxy shall not be required for this Agreement and the Proxy to continue in full force and effect.

         9.4 Legend. Upon execution of this Agreement, Cooper shall submit Cooper's certificates representing the Retained Shares to the Corporation so that the Corporation may add the following legend:

              THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE
              TERMS OF, AND RESTRICTIONS ON TRANSFER IMPOSED BY, AN AGREEMENT DATED AS OF NOVEMBER 30, 1999 AND AN IRREVOCABLE PROXY, CONTAINING AN IRREVOCABLE APPOINTMENT OF A PROXY, OF EVEN DATE THEREWITH, COPIES OF BOTH OF WHICH ARE ON FILE AT THE CORPORATION.


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

Each of the parties hereto hereby authorizes the Corporation to take such steps as may be necessary to insure that such legend is added to such certificates, including but not limited to issuing instructions to that effect to the transfer agent for the Retained Shares.

         9.5 Amendments and Modification. This Agreement may not be amended or supplemented except in writing by the parties hereto.

         9.6 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Rychel will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Cooper set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Rychel upon any such violation, Rychel shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

         9.7 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered
(i) five (5) days after deposit in the United States mail, prepaid, by certified mail, with return receipt requested; (ii) when delivered personally;
(iii) one (1) day after delivery to a nationally-recognized overnight courier; or (iv) when transmitted by fax with telephone confirmation of receipt if a copy is concurrently transmitted by U.S. mail or overnight courier as stated above; in all cases, if applicable, with delivery prepaid and addressed to the party to be notified to the address set forth beneath each party's signature below, or to such other address and fax number of which a party has given notice to the other party as provided in this Section 9.7.

         9.8   Governing Law.

               (a) This agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia.

               (b) The parties intend for this Agreement to constitute a voting agreement under Section 14-2-731 of the Georgia Business Corporation Code.

               (c) The parties irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for the Northern District of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or noncompulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

         9.9 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the voting of the securities referred to herein, and supersedes all prior negotiations and understandings between the parties with respect to the voting of the securities referred to herein.

         9.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


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

         9.11 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

SIGNATURES

The parties have executed and delivered this Agreement on the date stated on the first page.



                                         /s/ Martyn L. Cooper
                                      --------------------------------------
                                      MARTYN L. COOPER
                                      622 Haskell Avenue
                                      Houston, TX 77077


                                         /s/ William M. Rychel
                                      --------------------------------------
                                      WILLIAM M. RYCHEL
                                      980 Corporate Woods Parkway
                                      Vernon Hills, IL 60061


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

                                                                      EXHIBIT A
                               TRANSFERRED SHARES


                                  Certificate No.           Number of Shares
                                  ---------------           ----------------

Class A Stock                                                     41,955

Class B Stock                                                    189,045

                                                                      EXHIBIT B

                                 DELAYED SHARES


                                 Certificate No.           Number of Shares
                                 --------------            ----------------

Class A Stock                                                    NONE

Class B Stock                                                  55,600

                                                                      EXHIBIT C

                                RETAINED SHARES*


                             Certificate No.               Number of Shares
                             --------------                ----------------

Class A Stock                                                      NONE

Class B Stock                                                    69,500







* Includes Delayed Shares


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

                                                                      EXHIBIT D


                               IRREVOCABLE PROXY


         The undersigned, being a shareholder of Tekgraf, Inc., a Georgia corporation (the "Corporation"), hereby irrevocably appoints William M. Rychel as his attorney-in-fact and proxy, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Corporation owned (beneficially or otherwise) by the undersigned, which shares are listed beside the undersigned's signatures below, and any other securities of the Corporation that the undersigned currently or hereafter own or control that are then entitled to vote, including shares or securities of another corporation issued to the undersigned in connection with a merger of the Corporation or the transfer of substantially all of the Corporation's assets (all of such shares and other securities being referred to as the "Retained Shares"), to vote the Retained Shares for the purposes stated in Section 2 of the Agreement dated as of the date hereof between the undersigned and William M. Rychel (the "Voting Agreement"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Retained Shares, and any of them, are hereby revoked. The undersigned hereby agrees that the undersigned will not give any subsequent proxies with respect to the Retained Shares without the express prior written consent of William M. Rychel.

         This proxy is granted pursuant to the Voting Agreement and is granted in consideration of the benefits accruing to the undersigned from the Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. This proxy is coupled with an interest and is irrevocable. The attorney-in-fact and proxy named above will be empowered to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Retained Shares) at every annual, special or adjourned meeting of the shareholders of Corporation, and in every written consent in lieu of such a meeting, or otherwise, for the purposes stated in Section 2 of the Voting Agreement. This proxy shall terminate and shall have not further force or effect as of the earlier to occur of (i) an agreement of all the undersigned that the proxy shall terminate, or (ii) December 1, 2000.

         Any obligation of the undersigned hereunder shall be binding upon the successors, representatives and assigns of the undersigned.

Dated as of: December 1, 1999


Number of Shares Owned (beneficially or      /s/
otherwise):                                  ---------------------------------
                                             MARTYN L. COOPER
                                             6227 Haskell Avenue
Class A Common:  N/A                         Houston, TX 77077
Class B Common:  69,500


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

ACKNOWLEDGED:                                /s/
                                             ---------------------------------
                                             WILLIAM M. RYCHEL
                                             980 Corporate Woods Parkway
                                             Vernon Hills, IL 60061

                               IRREVOCABLE PROXY

         The undersigned, being a shareholder of Tekgraf, Inc., a Georgia corporation (the "Corporation"), hereby irrevocably appoints William M. Rychel as his attorney-in-fact and proxy, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Corporation owned (beneficially or otherwise) by the undersigned, which shares are listed beside the undersigned's signatures below, and any other securities of the Corporation that the undersigned currently or hereafter own or control that are then entitled to vote, including shares or securities of another corporation issued to the undersigned in connection with a merger of the Corporation or the transfer of substantially all of the Corporation's assets (all of such shares and other securities being referred to as the "Retained Shares"), to vote the Retained Shares for the purposes stated in Section 2 of the Agreement dated as of the date hereof between the undersigned and William M. Rychel (the "Voting Agreement"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Retained Shares, and any of them, are hereby revoked. The undersigned hereby agrees that the undersigned will not give any subsequent proxies with respect to the Retained Shares without the express prior written consent of William M. Rychel.

         This proxy is granted pursuant to the Voting Agreement and is granted in consideration of the benefits accruing to the undersigned from the Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. This proxy is coupled with an interest and is irrevocable. The attorney-in-fact and proxy named above will be empowered to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Retained Shares) at every annual, special or adjourned meeting of the shareholders of Corporation, and in every written consent in lieu of such a meeting, or otherwise, for the purposes stated in Section 2 of the Voting Agreement. This proxy shall terminate and shall have not further force or effect as of the earlier to occur of (i) an agreement of all the undersigned that the proxy shall terminate, or (ii) December 1, 2000.

         Any obligation of the undersigned hereunder shall be binding upon the successors, representatives and assigns of the undersigned.

Dated as of: December 1, 1999

Number of Shares Owned (beneficially or           /s/ Martyn L. Cooper
otherwise):                                     --------------------------
                                                MARTYN L. COOPER
                                                6227 Haskell Avenue
Class A Common:  N/A                            Houston, TX 77077
Class B Common:  69,500

ACKNOWLEDGED:                                     /s/ William M. Rychel
------------                                    ---------------------------
                                                WILLIAM M. RYCHEL
                                                980 Corporate Woods Parkway
                                                Vernon Hills, IL 60061


                                      55